UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    January 19, 2011

APPLIED NEUROSOLUTIONS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-13835	39-1661164
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

50 Lakeview Parkway, Suite 111, Vernon Hills, IL	60061
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 573-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 – Other Events

Applied NeuroSolutions, Inc. (the “Registrant”) has previously disclosed its need to raise funds to continue its operations as a virtual company.  The Registrant had discontinued funding its Alzheimer’s disease (“AD”) diagnostic programs, terminated all employees and shut down its office and lab space.  Due to the lack of funding, the Registrant lost the exclusive licensing rights to its AD technology with Albert Einstein College of Medicine of Yeshiva University.

The Registrant has not been able to secure funding, thus, the Registrant’s Board of Directors has elected to cease the Registrant’s operations, effective immediately.

Section 5 – Corporate Governance and Management

Item 5.02. – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2011, in conjunction with the items outlined above, the Board of Directors of the Registrant, Ellen R. Hoffing, Edward A. Ogunro, Ph.D., Gary C. Parks and David C. Tiemeier, Ph.D., resigned.  In addition, David Ellison, the acting CEO and CFO also resigned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 19th day of January 2011.

APPLIED NEUROSOLUTIONS, INC.

By:	/s/ David Ellison
Name: David Ellison
Title: Acting CEO and CFO